COLLARINI

Collarini Associates
3100 Wilcrest., Suite 140
Houston, Texas 77042
Tel. (82) 251-0160
www.collarini.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Saratoga Resources, Inc., of our report dated March 2, 2012 related to the oil and gas reserves of Saratoga Resources, Inc. which appear in the Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to reference to our firm as it appears under the caption "Experts" of said registration statement.

COLLARINI ASSOCIATES

Mitch Reece

Mitch Reece, P.E.
President

TBPE Firm Registration No. F-5660

Houston, Texas
June 20, 2012